                                                            EXHIBIT NO. 99.9(b)
                             LEGAL OPINION CONSENT

   I consent to the incorporation by reference in this Post-Effective Amendment No. 90 to the Registration Statement (File Nos. 2-11401 and 811-203) (the "Registration Statement") of Massachusetts Investors Trust (the "Registrant"), of my opinion dated April 24, 2006, appearing in Post-Effective Amendment
No. 89 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on April 28, 2006.


                                                  CHRISTOPHER R. BOHANE
                                                  -----------------------------
                                                  Christopher R. Bohane
                                                  Assistant Secretary and
                                                  Assistant Clerk

Boston, Massachusetts
February 26, 2007